UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES
EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 29, 2023
Aramark
(Exact name of registrant as specified in its charter)

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Delaware	001-36223	20-8236097
2400 Market Street
Philadelphia, Pennsylvania 19103
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (215) 238-3000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)
Common Stock, par value $0.01 per share	ARMK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
On September 30, 2023, Aramark (the “Company”) completed the previously announced separation of its uniforms and workplace supplies business (the “Separation”) through the pro rata distribution (the “Distribution”) of 130,725,188 shares of common stock, par value $0.01 per share (“Vestis Common Stock”), of Vestis Corporation (“Vestis”) to the stockholders of record of the Company as of the close of business on September 20, 2023 (the “Record Date”). The Distribution was effective at 12:01 a.m., Eastern Time, on September 30, 2023 (the “Effective Time”). As a result of the Distribution, Vestis is now an independent public company and the Vestis Common Stock is listed on the New York Stock Exchange under the symbol “VSTS.”
Separation and Distribution Agreement
On September 29, 2023, the Company and Vestis entered into a Separation and Distribution Agreement (the “Separation and Distribution Agreement”), which identifies the assets to be transferred, the liabilities to be assumed and the contracts to be transferred to each of the Company and Vestis in connection with the Separation and the Distribution and provides for when and how these transfers and assumptions occur. The Separation and Distribution Agreement requires both Vestis and the Company to use reasonable best efforts to take all actions that are reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by the Separation and Distribution Agreement.
The Separation and Distribution Agreement provides that, subject to the terms and conditions contained in the Separation and Distribution Agreement: (i) certain assets related to the Company’s uniforms and workplace supplies business are retained by or transferred to Vestis or one of its subsidiaries; (ii) certain liabilities related to the Company’s uniforms and workplace supplies business are retained by or transferred to Vestis; and (iii) all the assets and liabilities other than those described in the preceding two bullets are retained by or transferred to the Company.
The Separation and Distribution Agreement governs the rights and obligations of the parties regarding the Distribution following the completion of the Separation and the Distribution. In addition, the Separation and Distribution Agreement governs the treatment of claims, releases, indemnification, insurance, dispute resolution and expenses. Generally, each party will assume liability for all pending, threatened and unasserted legal matters arising from its own business or its assumed or retained liabilities and will indemnify the other party for any liability to the extent arising out of or resulting from such assumed or retained legal matters.
The description of the Separation and Distribution Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Separation and Distribution Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.
Transition Services Agreement
On September 29, 2023, the Company and Vestis entered into a Transition Services Agreement (the “Transition Services Agreement”), which sets forth the terms on which the Company and Vestis and their respective affiliates will provide each other, on an interim, transitional basis, various services, including, but not limited to, administrative, information technology and cybersecurity support services and certain finance, treasury, tax and governmental function services. The services will be provided in a manner consistent with past practices or otherwise how such services are currently performed within the Company. The pricing will be on a cost or cost-plus basis (based on actual costs incurred by the party rendering the services, plus a fixed percentage) or an hourly rate. The party receiving each transition service will be provided with reasonable information that supports the charges for such transition service by the party providing the service.
The services commenced on September 30, 2023 and terminate no later than 24 months following September 30, 2023. The receiving party may terminate any services by giving prior written notice to the provider of such services and paying any applicable wind-down charges.
Subject to certain exceptions, the liabilities of each party providing services under the Transition Services Agreement are generally limited to the aggregate charges actually paid to such party by the other party in the prior 12 months (or such shorter period if 12 months have not elapsed) pursuant to the Transition Services Agreement.

The Transition Services Agreement also provides that the provider of a service will not be liable to the recipient of such service for any lost profits, special, indirect, incidental, consequential, punitive, exemplary, remote, speculative or similar damages.
The description of the Transition Services Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Transition Services Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Tax Matters Agreement
On September 29, 2023, the Company and Vestis entered into a Tax Matters Agreement (the “Tax Matters Agreement”), which governs the parties’ respective rights, responsibilities and obligations with respect to tax liabilities and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and other matters regarding taxes.
The Tax Matters Agreement provides special rules that allocate tax liabilities in the event the Distribution or certain related transactions fail to qualify as transactions that are tax-free for U.S. federal income tax purposes (other than any cash that the Company’s stockholders receive in lieu of fractional shares). Under the Tax Matters Agreement, Vestis generally agreed to indemnify the Company and its affiliates against any and all tax-related liabilities incurred by them relating to the Distribution and certain related transactions, to the extent caused by any representation by Vestis being incorrect or an acquisition of Vestis’s stock or assets or by any other action undertaken or failure to act by Vestis. This indemnification will apply even if the Company has permitted Vestis to take an action that would otherwise have been prohibited under the tax-related covenants described below.
Pursuant to the Tax Matters Agreement, Vestis agreed to covenants that contain restrictions intended to preserve the tax-free status of the Distribution and certain related transactions. Vestis may take certain actions prohibited by these covenants only if Vestis obtains and provides to the Company an Internal Revenue Service ruling or an opinion from a U.S. tax counsel or accountant of recognized national standing, in each case satisfactory to the Company in its sole and absolute discretion, to the effect that such action would not jeopardize the tax-free status of these transactions, or if the Company waives such requirement. Vestis is barred from taking any action, or failing to take any action, where such action or failure to act adversely affects or could reasonably be expected to adversely affect the tax-free status of these transactions, for all relevant time periods. During the period ending two years after the date of the Distribution, the Tax Matters Agreement includes specific restrictions on Vestis’s (i) discontinuing the active conduct of Vestis’s trade or business; (ii) issuance or sale of stock or other securities (including securities convertible into Vestis’s stock, but excluding certain compensatory arrangements); (iii) liquidating or merging or consolidating with any other person; (iv) amending Vestis’s certificate of incorporation (or other organizational documents) or taking any other action, whether through a stockholder vote or otherwise, affecting the voting rights of the Vestis Common Stock; (v) sales of assets outside the ordinary course of business; and (vi) entering into any other corporate transaction which would cause Vestis to undergo a 50% or greater change in its stock ownership in the aggregate.
The description of the Tax Matters Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Tax Matters Agreement, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.
Employee Matters Agreement
On September 29, 2023, the Company and Vestis entered into an Employee Matters Agreement (the “Employee Matters Agreement”), which allocates the liabilities and responsibilities relating to employment matters, employee compensation and benefits plans and programs and other related matters. It also governs certain compensation and employee benefit obligations with respect to former employees, current employees and non-employee directors of each company and the terms of equity-based awards granted by the Company prior to the Separation.

The Employee Matters Agreement provides that, unless otherwise specified, each party is responsible for liabilities associated with current and former employees of such party and its subsidiaries for purposes of post-Separation compensation and benefits matters.
The description of the Employee Matters Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Employee Matters Agreement, which is filed as Exhibit 10.3 hereto and incorporated herein by reference.
Item 2.01.    Completion of Acquisition or Disposition of Assets.
Vestis was a wholly owned subsidiary of the Company immediately prior to the Distribution. On September 30, 2023, the Company completed the Distribution of shares of Vestis Common Stock to the Company’s stockholders on the Record Date in accordance with the Separation and Distribution Agreement. The Company’s stockholders of record received one share of Vestis Common Stock for every two shares of common stock, par value $0.01, of the Company. No fractional shares have been or will be distributed. A cash payment has been or will be made in lieu of any fractional shares. The description of the Distribution included under Item 1.01 and the Separation and Distribution Agreement attached as Exhibit 2.1 hereto are incorporated herein by reference.
Item 8.01.    Other Events.
On October 2, 2023, the Company issued a press release announcing the completion of the Distribution and the start of Vestis’s operations as an independent company. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
(b)     Pro Forma financial information.
Unaudited pro forma financial information of the Company to give effect to the Distribution is included in Exhibit 99.2 filed herewith and incorporated by reference into this Item 9.01.
(d)     Exhibits.

Exhibit Number	Description
2.1	Separation and Distribution Agreement, dated as of September 29, 2023, by and between Aramark and Vestis Corporation†
10.1	Transition Services Agreement, dated as of September 29, 2023, by and between Aramark and Vestis Corporation†
10.2	Tax Matters Agreement, dated as of September 29, 2023, by and between Aramark and Vestis Corporation†
10.3	Employee Matters Agreement, dated as of September 29, 2023, by and between Aramark and Vestis Corporation
99.1	Press release issued by Aramark, dated October 2, 2023
99.2	Unaudited Pro Forma Consolidated Financial Statements
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)
__________
†Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon its request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARAMARK

Date:	October 2, 2023
		By:	/s/ Thomas G. Ondrof
		Name:	Thomas G. Ondrof
		Title:	Executive Vice President and Chief Financial
Officer